                                                                    Exhibit 23.1





                        CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectuses of Southwest Airlines Co. for the registration of $400,000,000 of Debt Securities and Pass Through Certificates and to the incorporation by reference therein of our report dated January 26, 1995, with respect to the consolidated financial statements of Southwest Airlines Co. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.





                                                 ERNST & YOUNG LLP




Dallas, Texas
May 4, 1995